SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2003

AXCESS INTERNATIONAL INC.

(formerly AXCESS Inc.)

 (Exact name of registrant as specified in its charter)

Delaware	0-11933	85-0294536
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3208 Commander Drive, Carrollton, Texas		75006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(972) 407-6080

(AXCESS Inc.)
(Former name or former address, if changed since last report.)

Item 5.  Other Events.

On August 11, 2003, AXCESS International Inc. issued a press release announcing Equitis Inc. had initiated equity research coverage on the Company.  This press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Equitis Inc. was compensated (in cash and shares of Axcess) from Axcess for the preparation of the report.  A copy of the report is available by sending a self-address stamped envelope to: AXCESS, 3208 Commander Drive, Carrollton, Texas 75006 or by request to finance@axcessinc.com.

Shareholders and potential investors should be aware that Equitis, Inc. produces the report and the report contains “forward-looking statements” within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements Accordingly, there can be no assurance that such expectations will prove to be correct.

Item 7.  Financial Statements and Exhibits.

(c)           Exhibits.

99.1                           Press Release of AXCESS announcing Equitis Initiates Equity Research Coverage of AXCESS.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCESS INTERNATIONAL, INC.
(Registrant)

August 12, 2003	/s/ Allan Griebenow
(Date)	Allan Griebenow
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of AXCESS announcing Equitis Initiates Equity Research Coverage of AXCESS.